EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Everest Medical Corporation 1986 incentive Stock Option Plan of our report dated January 12, 1996, with respect to the financial statements of Everest Medical Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                              /s/ Ernst & Young LLP
                                ERNST & YOUNG LLP



Minneapolis, Minnesota
February 5, 1997